CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS




We consent to the references to our firm in the Post-Effective Amendment to the Registration Statement on Form N-1A of Advisors Series Trust and to the use of our reports dated May 2, 2003 on the financial statements and financial highlights of The Dessauer Global Equity Fund, a series of Advisors Series Trust. Such financial statements and financial highlights appear in the 2003 Annual Report to Shareholders, which is incorporated by reference into the Statement of Additional Information.



                                      /s/ Tait, Weller & Baker


Philadelphia, Pennsylvania
July 25, 2003